Exhibit 1.3

(TRANSLATION)

REGULATIONS OF

THE AUDIT & SUPERVISORY BOARD

OF

TOYOTA MOTOR CORPORATION

Established: September 27, 1994

As last amended on March 20, 2023

Article 1. (Regulations of the Audit & Supervisory Board)

Except as provided for by laws, ordinances or the Articles of Incorporation, the matters relating to the Audit & Supervisory Board of the Corporation shall be governed by the provisions of these Regulations.

Article 2. (Composition)

The Audit & Supervisory Board shall be composed of all the Audit & Supervisory Board Members.

Article 3. (Person Authorized to Convene the Meeting and Notice of the Meeting)

1.

A meeting of the Audit & Supervisory Board shall be convened by the Audit & Supervisory Board Member who has been determined in advance by a resolution at the meeting of the Audit & Supervisory Board; provided, however, that the other Audit & Supervisory Board Members shall not be prevented from convening the meeting thereof.

2.

In order to convene a meeting of the Audit & Supervisory Board, such Audit & Supervisory Board Member referred to in the preceding paragraph shall dispatch a notice thereof to each Audit & Supervisory Board Member at least three (3) days before the date of the meeting, provided that, in the case of urgency, such period may be shortened.

3.

Notwithstanding the provision of the preceding paragraph, the meeting of the Audit & Supervisory Board may be held without the convening procedure, if so consented to by all the Audit & Supervisory Board Members.

Article 4. (Chairmanship and Method of Resolution)

1.

The chairmanship of the meeting of the Audit & Supervisory Board shall be assumed by the Audit & Supervisory Board Member who has been determined in advance by a resolution at the meeting of the Audit & Supervisory Board.

2.	The resolutions of the Audit & Supervisory Board shall be adopted at its meeting by a majority of the Audit & Supervisory Board Members.

3.	The following matters may be unanimously resolved at the meeting of the Audit & Supervisory Board instead of the consent of all the Audit & Supervisory Board Members:

(1)	Dismissal of the Accounting Auditor(s) in accordance with Article 340 of the Companies Act;

(2)

Consent to a submission, by Member(s) of the Board of Directors, of the agenda at the general meeting of shareholders or the meeting of the Board of Directors concerning the exemption of Member(s) of the Board of Directors from their liabilities (including any amendment to the Articles of Incorporation for such purpose) in accordance with Articles 425 to 427 of the Companies Act; and

(3)

Consent to the participation of the Corporation in litigations as to the pursuit of liabilities of the Member(s) of the Board of Directors, etc. in order to support the Member(s) of the Board of Directors in such litigations in accordance with Paragraph 2 of Article 849 of the Companies Act.

Article 5. (Matters to be Resolved)

1.	The following matters shall be subject to the resolution at the meeting of the Audit & Supervisory Board:

(1)	Matters so provided for by laws or ordinances;

(2)	Matters so provided for in the Articles of Incorporation; and

(3)	Other important matters pertaining to the execution of their duties by the Audit & Supervisory Board Members.

Article 6. (Matters to be Reported)

1.	The Audit & Supervisory Board Members shall make reports at the meeting of the Audit & Supervisory Board on the following matters:

(1)	Matters so provided for by laws or ordinances; and

(2)	Other matters the Audit & Supervisory Board may deem necessary.

2.

If any Audit & Supervisory Board Member receives a report of any matter(s) from Member(s) of the Board of Directors and/or the Accounting Auditor(s) required by laws or ordinances to be reported to the Audit & Supervisory Board, he/she shall report the matter(s) to, or make such Member(s) of the Board of Directors and/or the Accounting Auditor(s) report the matter(s) to, the Audit & Supervisory Board.

3.

Notwithstanding the provisions of the preceding two (2) paragraphs, in case that the Audit & Supervisory Board Member(s), the Member(s) of the Board of Directors or the Accounting Auditor(s) notifies all the Audit & Supervisory Board Members of the matter(s), such matter(s) shall not be required to be reported at the meeting of the Audit & Supervisory Board.

Article 7. (Audit Report)

1.	Pursuant to laws or ordinances, the Audit & Supervisory Board shall make an audit report upon deliberation based on the audit reports prepared by each Audit & Supervisory Board Member.

2.

Any Audit & Supervisory Board Member may make note of his/her opinion in the audit report prepared by the Audit & Supervisory Board if the details of his/her audit report differ from those of the Audit & Supervisory Board referred to in the preceding paragraph.

Article 8. (Minutes)

1.	Pursuant to laws or ordinances, the minutes shall be prepared each time a meeting of the Audit & Supervisory Board is held.

2.

With regards to the matters not required to be reported at the meeting of the Audit & Supervisory Board pursuant to Paragraph 3 of Article 6 hereof, such Audit & Supervisory Board Member as separately determined shall prepare the minutes thereon in accordance with laws or ordinances.

Supplementary Provisions

Article 1. (Effective Date)

These Regulations shall become effective as of March 20, 2023.

Article 2. (Amendment to these Regulations)

Any amendment to these Regulations shall be made by a resolution of the Audit & Supervisory Board.

MATTERS TO BE SUBMITTED TO

THE AUDIT & SUPERVISORY BOARD

Note:	The Act: the Companies Act

The Enforcement Regulations: the Enforcement Regulations of the Companies Act

The Accounting Regulations: the Corporation Accounting Regulations

1.	Matters to be resolved (Matters in relation to Article 5 of the Regulations of the Audit & Supervisory Board)

(1)	Matters provided for in laws or ordinances

Items	Relevant Articles of Applicable Law
(1) Principles and execution plan of auditing	Article 390 (2)(c) of the Act

(2) Request for reports on the execution of the duties of the Audit & Supervisory Board Member(s) to the Audit & Supervisory Board	Article 390 (4) of the Act

(3) Consent to the following actions taken by Members of the Board of Directors (with respect to (ii), the reason for consent is also a matter to be resolved)

(i) Submitting proposed resolution concerning the appointment of an Audit & Supervisory Board Member or a substitute Audit & Supervisory Board Member to a general meeting of shareholders	Articles343 (1) and (3), and 329 (3) of the Act

(ii) Determining the remuneration, etc. of an Accounting Auditor or a person who is temporarily acting as an Accounting Auditor	Article399 (1) and (2) of the Act

(4) Request for Members of the Board of Directors to take the following actions

(i) Making the appointment of an Audit & Supervisory Board Member or a substitute Audit & Supervisory Board Member the agenda of a general meeting of shareholders	Article343 (2) and (3) of the Act

(ii) Submitting proposed resolution concerning the appointment of an Audit & Supervisory Board Member or a substitute Audit & Supervisory Board Member to a general meeting of shareholders	Article343 (2) and (3) of the Act

(5) Determining the policy for determining the dismissal and non-reappointment of an Accounting Auditor	Article126 (d) of the Enforcement Regulations

Items	Relevant Articles of Applicable Law

(6) Election of an Audit & Supervisory Board Member to be in charge of reporting the dismissal of any Accounting Auditor at a general meeting of shareholders	Article340 (3) and (4) of the Act

(7)   Determining the appropriateness of reappointment of Accounting Auditor and determining the details of the agenda at a general meeting of shareholders concerning the dismissal and non-reappointment of an Accounting Auditor if such Accounting Auditor is not being reappointed

Article344 (1) and (3) of the Act

(8) Determining the agenda at a general meeting of shareholders concerning the appointment of an Accounting Auditor	Article344 (1) and (3) of the Act

(9) Appointment and dismissal of any person who is to temporarily act as an Accounting Auditor	Article346 (4), (5) and (6) of the Act

(10) Election and dismissal of a full-time Audit & Supervisory Board Member	Article390 (2)(b) of the Act

(11) Election and dismissal of a Specific Audit & Supervisory Board Member (Tokutei-kansayaku)	Article132 (5)(b)(i) of the Enforcement Regulations, Article 130 (5)(b)(i) of the Accounting Regulations

(2)	Matters provided for in the Articles of Incorporation

Items	Relevant Articles of the Articles of Incorporation

(1) Amendment to the Regulations of the Audit & Supervisory Board	Article40 (3) of the Articles of Incorporation

(3)	Other important matters pertaining to execution of the duties of Audit & Supervisory Board Member

Items
(1) Election of a Chairman of meetings of the Audit & Supervisory Board

(2) Election of a person authorized to convene a meeting of the Audit & Supervisory Board

(3) Election of the Audit & Supervisory Board Member to be in charge of giving prior consent to the changes of the organization and personnel of the Audit & Supervisory Board Office

(4)   Prior approval of auditing services and non-audit services pursuant to Section 202 of Sarbanes-Oxley Act, and prior approval of non-assurance services pursuant to the Code of Ethics set by the International Ethics Standards Board for Accountants

(5)   Election of the Audit & Supervisory Board Member to be in charge of giving approval to a request for revisions to the pre-approval of auditing services and non-audit services pursuant to Section 202 of Sarbanes-Oxley Act, and election of the Audit & Supervisory Board Member to be in charge of giving approval to a request for revisions to the pre-approval of non-assurance services pursuant to the Code of Ethics set by the International Ethics Standards Board for Accountants

(6)   Election of the Audit & Supervisory Board Member to be in charge of agreement with Public Interest Entity (PIE) subsidiaries regarding the transfer of approval authority pursuant to the Code of Ethics set by the International Ethics Standards Board for Accountants

(7) Other significant matters with respect to the execution of the duties of the Audit & Supervisory Board Member

2.	Matters to be reported (Matters in relation to Article 6 of the Regulations of the Audit & Supervisory Board)

(1)	Matters provided for by laws or ordinances

Items	Relevant Articles of Applicable Law
(1) Matters to be reported by Audit & Supervisory Board Members • Execution of the duties of Audit & Supervisory Board Members	Article 390 (4) of the Act

(2) Matters to be reported by Members of the Board of Directors • Any facts which may cause serious damage to the Corporation	Article 357 (1) and (2) of the Act

(3)   Matters to be reported by Accounting Auditors

•  Unjust acts or material facts in violation of laws, ordinances or the Articles of Incorporation in relation to the execution of the duties of Members of the Board of Directors

Article 397 (1) and (3) of the Act

(2)	Others

Items
(1) The fact that a material circumstance arose that was not expected at the time of the budgeting and estimate of expenses of the Audit & Supervisory Board

(2) The fact that an Audit & Supervisory Board Member (including a candidate as Audit & Supervisory Board Member) is being registered as an independent Audit & Supervisory Board Member

(3) Matters deemed necessary by the Audit & Supervisory Board or Audit & Supervisory Board Member(s)